FILED
In the Office of the
Secretary of State of Texas

DEC 31 1998

Corporations Section

ARTICLES OF ORGANIZATION
OF
RIATA ENERGY SOUTH AFRICA, L L C

I, JEFFREY G SHRADER a natural person at least 18 years of age, acting as organizer of a limited liability company under the Texas Limited Liability Company Act (Act"), adopt the following Articles of Organization (Articles")

ARTICLE ONE

The name of the Limited Liability Company is Riata Energy South Africa, L L C (the "Company")

ARTICLE TWO

The Company's duration is thirty (30) years unless earlier dissolved in accordance with its regulations The filing date of these Articles with the Texas Secretary of State will be the Company's beginning date

ARTICLE THREE

The purpose for which the Company is organized is to conduct any lawful business for which limited liability companies may be organized under the Act

ARTICLE FOUR

The Company has the powers of a corporation under the Texas Business Corporation Act and of a limited partnership under the Texas Revised Limited Partnership Act

ARTICLE FIVE

The contribution of a member may be in cash, property, services rendered a promissory note, or other obligation to pay cash or transfer property to the Company A member will receive one membership unit for each dollar value and a fraction of a membership unit for each fraction of a dollar value contributed by that member

ARTICLE SIX

On each matter that a member is entitled to vote a member will have one vote per membership unit and a fraction of one vote per fraction of membership unit owned by the member

ARTICLE SEVEN

The street address of the initial registered office of the Company is 5912 Amarillo Blvd West, Amarillo, Texas 79106, and the name of its initial registered agent at that address is N Malone Mitchell, 3rd

ARTICLE EIGHT

The Company will be managed by members The names and addresses of the Company's initial members are as follows

Robert Mitchell
6818 Montague Drive
Amarillo Texas 79109

N Malone Mitchell, 3rd
5912 Amarillo Blvd West
Amarillo, Texas 79106

Steve Looper
5912 Amarillo Blvd West
Amarillo, Texas 79106

ARTICLE NINE

The name and address of the organizer is Jeffrey G Shrader
801 S Fillmore
Suite 600
Amarillo, TX 79101

ARTICLE TEN

The initial regulations will be adopted by the members The powers to alter, amend, or repeal the regulations or adopt new regulations is vested in the members

ARTICLE ELEVEN

As permitted by law no member of the Company will be liable to the Company or the other members for damages caused by that member's act or omission This Article does not eliminate or limit the liability of a member for any of the following

- a breach of the member s duty of loyalty to the Company or its other members,

- an act or omission that breaches the member's duty to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law,

- a transaction from which the member received an improper benefit whether or not the benefit resulted from an action taken within the scope of the member's office, or

- an act or omission for which the liability of a member is expressly provided by an applicable statute

Any repeal or amendment of this Article by the members will not adversely affect any limitation on a member's liability existing at the time of the repeal or amendment The member will not be liable to the extent permitted by Texas law limiting the liability of a member or of a director of a corporation The foregoing elimination of a member's liability to the Company or its other members will not be exclusive The member will have any other rights or limitations of liability or indemnity to which a member may be entitled under any other provision in the following

- the Articles,

- the Company's regulations

- contract or agreement,

- vote of members or disinterested members of the Company or

- otherwise

ARTICLE TWELVE

If proper written consent is given, any action that may be taken at any meeting of the members may be taken without a meeting, without prior notice, and without a vote The written consents must set forth the action taken and be signed by holders of membership units having not less than the minimum number of votes necessary to take the action at a meeting at which the holders of all membership units entitled to vote on the action were present and voted Any written consent must be dated, signed, and delivered in the manner required by the Act as amended and will be effective for the period specified The taking of any action by written consent will be subject to satisfaction of all applicable requirements of the Act

Prompt notice of the taking of any action by members without a meeting by less than unanimous written consent will be given to those members who did not consent in writing to the action

ARTICLE THIRTEEN

The Company's membership interest will be subject to transfer restrictions set out in the Company's regulations The regulations will be kept with the Company's records The Company will provide a copy of the regulations without charge, to any record holder of a membership unit upon written request addressed to the Company at its principal business office or its registered agent's address

ARTICLE FOURTEEN

These Articles may be amended or restated in any manner permitted by applicable law All amendments and restatements must be approved by the affirmative vote of the members owning a majority of the membership units

Signed this 22nd day of December, 1998

Jeffrey G. Shrader, Organizer

G \DATA\7622\00006\articles of organization riata south africa wpd

FILED
In the Office of the
Secretary of State of Texas

JUL 14 2000

Corporations Section

ARTICLES OF AMENDMENT

OF

RIATA ENERGY SOUTH AFRICA, L.L.C.

RIATA ENERGY SOUTH AFRICA, L.L.C., a limited liability company organized under the Texas Limited Liability Company Act, adopts the following Articles of Amendment to the Articles of Organization filed in the Office of the Secretary of State (the Articles).

1. The text of Article One of the Articles is amended to read as follows:

ARTICLE ONE

The name of the limited liability company is Integra Energy, L.L.C.

The foregoing amendment was approved in accordance with the requirements of Article Fourteen of the Articles on July 14, 2000.

EXECUTED on this 14th day of July, 2000.

MEMBER:

RIATA ENERGY, INC.

By: ______________________
N. Malone Mitchell, 3rd, President

[illegible]

The State of Texas

Secretary of State

CERTIFICATE OF AMENDMENT

FOR

INTEGRA ENERGY, L.L.C.

FORMERLY

RIATA ENERGY SOUTH AFRICA, L.L.C.
CHARTER NUMBER 07045375

THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF AMENDMENT FOR THE ABOVE NAMED ENTITY HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

ACCORDINGLY THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF AMENDMENT.

DATED JULY 14, 2000

EFFECTIVE JULY 14, 2000

Elton Bomer, Secretary of State

Form 424 (Revised 01/06) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 **Filing Fee: See instructions**	**Certificate of Amendment**	This space reserved for office use. FILED In the Office of the Secretary of State of Texas APR 09 2010 Corporations Section

Entity Information

The name of the filing entity is:

Integra Energy, L.L.C.

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

- ☐ For-profit Corporation
- ☐ Nonprofit Corporation
- ☐ Cooperative Association
- ☒ Limited Liability Company
- ☐ Professional Corporation
- ☐ Professional Limited Liability Company
- ☐ Professional Association
- ☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is: 704537522

The date of formation of the entity is: December 31, 1998

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent
(Complete either A or B, but not both. Also complete C.)

☐ A. The registered agent is an organization (cannot be entity named above) by the name of:

____

OR

☐ B. The registered agent is an individual resident of the state whose name is:

First Name | *M.I.* | *Last Name* | *Suffix*

C. The business address of the registered agent and the registered office address is:

Street Address (No P.O. Box) | *City* | TX *State* | *Zip Code*

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ **Add** each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☒ **Alter** each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

ARTICLE EIGHT - The Company will be managed by managers. The names and address of the Company's managers are as follows:

Managers: SEE ATTACHED

☐ **Delete** each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Effectiveness of Filing (Select either A, B, or C.)

A. [X] This document becomes effective when the document is filed by the secretary of state.

B. [ ] This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: ______________________

C. [ ] This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: ______________________

The following event or fact will cause the document to take effect in the manner described below:

____

____

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: April 9, 2010

Justin P. Byrne
Manager and Assistant Corporate Secretary

Signature and title of authorized person(s) (see instructions)

Texas Secretary of State
ATTACHMENT TO FORM 424 CERTIFICATE OF AMENDMENT
Integra Energy, L.L.C.; Texas Entity Filing Number 704537522

Item #3 Alter:

Wayne C. Chang, President

Tom L. Ward, Chairman and Chief Executive Officer

Dirk M. Van Doren, Chief Financial Officer and Executive Vice President

Matthew K. Grubb, Chief Operating Officer and Executive Vice President

Todd N. Tipton, Executive Vice President

Rodney E. Johnson, Executive Vice President

Richard J. Gognat, Senior Vice President, General Counsel and Corporate Secretary

Randall D. Cooley, Senior Vice President

Kevin R. White, Senior Vice President

Mary L. Whitson, Senior Vice President

Thomas L. Winton, Senior Vice President

Trent M. Richey, Vice President and Treasurer

Craig A. Johnson, Vice President

Rick L. Kirby, Vice President

J. Ross Kirtley, Vice President

Joy S. LaBar, Vice President

Bernard F. McCormick, Vice President

Jeffrey M. Nelson, Vice President

Robert M. Potts, Vice President

Aaron Reyna, Vice President

William G. West, Vice President

Marsha N. Wooden, Vice President

Justin Byrne, Assistant Corporate Secretary

Gaye A. Wilkerson, Assistant Corporate Secretary

All of:

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102-6406

Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Hope Andrade
Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING
OF

INTEGRA ENERGY, L.L.C.
704537522

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Amendment for the above named entity has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

Dated: 04/09/2010

Effective: 04/09/2010

Hope Andrade
Secretary of State